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                             THE SEAL OF THE STATE
                               OF WASHINGTON 1889

                     STATE OF WASHINGTON SECRETARY OF STATE

I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                          CERTIFICATE OF INCORPORATION

                                       to

                           APPLIED TECKNOWLEDGEY, INC.

a Washington Profit corporation. Articles of Incorporation were filed for record in this office on the date indicated below:

U.S.I.  Number:   601 610 450                             Date:    March 2, 1995

    [SEAL]
---------------
| THE SEAL OF |
|THE STATE OF |
| WASHINGTON  |
|    1889     |
---------------
                                Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol


                                /S/ Ralph Munro
                                ------------------------------------
                                Ralph Munro, Secretary of State

                                          2-503769-8

SSF 57

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                                                               [STAMP]
                                                       -----------------------
                                                       |        FILED        |
                                                       | STATE OF WASHINGTON |
                                                       |      MAR 02 1995    |
                                                       |     RALPH MUNRO     |
                                                       |  SECRETARY OF STATE |
                                                       -----------------------

                            ARTICLES OF INCORPORATION

                                       OF

                           APPLIED TECKNOWLEDGEY, INC.

      KNOW ALL MEN BY THESE PRESENTS: That the undersigned, for the purpose of forming a business corporation under the Washington Business Corporations Act, R.C.W. 23B, hereby adopts the following ARTICLES OF INCORPORATION:

      ARTICLE I: The name of the corporation shall be APPLIED TECKNOWLEDGEY, INC..

      ARTICLE II: The corporation is authorized to issue two classes of shares of stock to be designated as "PREFERRED" and "COMMON". The aggregate number of shares which the corporation shall have authority to issue is 500,000 shares of common stock having no par value. The aggregate value received or to be received for the issuance of the non-par value common shares will not exceed $100,000.00.

      The aggregate number of shares of preferred stock which the corporation shall have authority to issue is 1,000 shares of preferred stock having no par value. The Board of Directors may determine, in whole or in part, the preferences, limitations and relative rights associated with the preferred shares of stock within the limits as set forth by law prior to the issuance of any shares of that class and filing of Articles of Amendment without the necessity of shareholder action.

      ARTICLE III: The address of the initial registered office of the corporation is 509 South Volland, Kennewick, Washington, 99336, and the name of the registered agent at such address is STEPHEN L. HALLIDAY.

      ARTICLE IV: The names and addresses of the incorporator is: STEPHEN L. HALLIDAY, 509 South Volland, Kennewick, Washington, 99336.

Articles of Incorporation - 1

---.

      ARTICLE V: The number of directors constituting the initial Board of Directors shall be eight, which number may be changed by the bylaws of the corporation, and the name(s) and addressees) of the person(s) who are to serve as director(s) until the first annual meeting of stockholders, or until their successors have been elected and qualified are as follows: -'

         Steven C. Anglesey                          Stephen L. Halliday
         4404 W. 6th Avenue                          509 S. Volland
         Kennewick, WA99336                          Kennewick, WA 99336

         Joseph Huether                              Mark E. McAllister
         4510 S. Beech                               55 Jadwin Ave., # 71
         Kennewick, WA 99337                         Richland, WA 99352

         Lauren J. Smith                             Jay D. Tate
         8025 W. Imnaha Ave.                         1019 W. 27th Ave
         Kennewick, WA 99336                         Kennewick, WA 99336

         James C. Walsh, Jr.                         John B. Warner, Jr
         106 S. Van Buren Court                      504 N. Oklahoma Pl
         Kennewick, WA 99336                         Kennewick, WA 99336

      ARTICLE VI: The authority to make bylaws for the corporation shall be and hereby is vested in the Board of Directors.

      ARTICLE VII: A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for his conduct as a director, provided, however, this limitation on liability shall not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for unlawful distributions, or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal this 23 day of February, 1995.


                                                      /S/ STEPHEN L. HALLIDAY
                                                      -------------------------
                                                      STEPHEN L. HALLIDAY
Articles of Incorporation - 2 -


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STATE OF WASHINGTON                 )
                                    )  ss.
County of Benton                    )

      THIS IS TO CERTIFY that on this 23 day of February, 1995, there appeared before me, STEPHEN L. HALLIDAY, to me known to be the individual described in and who executed the foregoing Articles of Incorporation, and he did acknowledge and declare to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.

                         /S/ CYNTHIA K KIRBY
                         ----------------------------------------------------
                         NOTARY PUBLIC in and for the State of Washington, residing at Kennewick.
                         My Commission Expires 9-16-97




Articles of Incorporation - 3 -